UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2014

Elephant Talk Communications Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-030061	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 NW 138TH St. STE 102 Oklahoma City, OK 73134

(Address of principal executive offices) (Zip Code)

(405) 301-6774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2014, Rijkman Groenink notified the Board of Directors (the “Board”) of Elephant Talk Communications Corp. (the “Company”) that he will not stand for re-election to the Board at the Company’s 2014 Annual Meeting of Stockholders on September 12, 2014 (the “Annual Meeting”). Mr. Groenink’s departure was for personal reasons and not as a result of any disagreements relating to the Company’s operations, policies or practices.

On August 11, 2014, the Company announced that the Board has nominated two new candidates to the Board’s slate, Mr. Jaime Bustillo and Dr.Francisco Ros, for the Company’s Annual Meeting.

A copy of the press release under this Item 5.02 is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release issued by Elephant Talk Communications Corp., dated August 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS CORP.

Date: August 11, 2014	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Elephant Talk Communications Corp., dated August 11, 2014.